Exhibit 10.49
Addendum to Employment Agreement

Date: August 29, 2011

Kevin Dennis
S75W25730 Prairieside Dr
Waukesha, WI 53189

Dear Kevin,

This letter will serve as an addendum to your original Employment Agreement dated February 3, 2010 and is hereby made part of the agreement.

Said agreement is amended as follows:

•
Effective September 1, 2011, you will be entitled to an annual salary of $170,000, payable in accordance with ZBB’s normal salaried payroll practices.  The CEO will review, at least annually, your overall compensation with a view to increasing it if, in the sole judgment of the CEO, the performance of ZBB or your services merit such an increase.

•	ZBB shall be entitled to withhold from amounts to be paid to you hereunder any federal, state, or local withholding or other taxes or charges which it is required to withhold under applicable law.

Should you have any questions, please feel free to contact me.

Very truly yours,

ZBB ENERGY CORPORATION

By: /s/ Eric Apfelbach
Eric Apfelbach (Chief Executive Officer)

N93 W14475 Whittaker Way Menomonee Falls WI 53051 Tel: (262) 253 9800 Fax: (262) 253 9822 Email: hbrown@zbbenergy.com www.zbbenergy.com	PO Box 2047 Kardinya WA 6163 240 Barrington Street Bibra Lake WA 6163 Tel: (08) 9494 2055 Fax: (08) 9494 2066 Email: info@zbbenergy.com